                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              ITC/\DELTACOM, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              ITC/\DELTACOM, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                               ITC/\DELTACOM, INC.

                            1241 O.G. Skinner Drive
                           West Point, Georgia 31833
                                 (706) 645-3880



                                                          April 15, 1999

Dear Stockholder:

   On behalf of the Board of Directors of ITC/\DeltaCom, Inc. (the "Company"), it is my pleasure to invite you to the 1999 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held on Thursday, May 13, 1999, at 11:00 a.m., local time, at the New Horizon Community Theatre, 411 West 8th Street, West Point, Georgia.

   The Annual Meeting has been called for the following purposes:

     (1) to elect three directors to serve on the Board of Directors, each for a three-year term;

     (2) to approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of the Company's Common Stock that may be issued thereunder;

     (3) to ratify the Board of Directors' appointment of Arthur Andersen LLP as the Company's independent public accountants for the 1999 fiscal year; and

     (4) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof, all as more fully described in the accompanying Proxy Statement.

   The Board of Directors has approved the matters being submitted by the Company for stockholder approval at the Annual Meeting and recommends that stockholders vote "FOR" such proposals. It is important that your views be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed Proxy Card and promptly return it in the enclosed postage prepaid envelope.

                                        Sincerely,

                                        /s/ Campbell B. Lanier, III
                                        ___________________________
                                        Campbell B. Lanier, III
                                        Chairman of the Board of Directors

                               ITC/\DELTACOM, INC.
                            1241 O.G. Skinner Drive
                           West Point, Georgia 31833
                                 (706) 645-3880

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1999

   NOTICE IS HEREBY GIVEN that the 1999 annual meeting of stockholders (the "Annual Meeting") of ITC/\DeltaCom, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 13, 1999, at 11:00 a.m., local time, at the New Horizon Community Theatre, 411 West 8th Street, West Point, Georgia, for the purpose of considering and voting upon the following matters:

     (1) to elect three (3) directors to serve on the Board of Directors, each for a three-year term and until their respective successors are elected and qualified;

     (2) to approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of the Company's Common Stock that may be issued thereunder;

     (3) to ratify the Board of Directors' appointment of Arthur Andersen LLP as the Company's independent public accountants for the 1999 fiscal year; and

     (4) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

   Pursuant to the Company's Amended and Restated Bylaws, the Board of Directors has fixed March 15, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting and any adjournment thereof. A list of all stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten (10) days before the Annual Meeting at the offices of the Company which, as of April 23, 1999, will be located at 1791 O.G. Skinner Drive, West Point, Georgia 31833.

                                        By Order of the Board of Directors

                                        /s/ Campbell B. Lanier, III
                                        _____________________________
                                        Campbell B. Lanier, III
                                        Chairman of the Board of Directors

   West Point, Georgia
   April 15, 1999

   Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed Proxy Card and return it promptly in the enclosed postage prepaid envelope. If you sign and return your Proxy Card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. You may, if you wish, revoke your proxy at any time prior to the time it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                               ITC/\DELTACOM, INC.
                            1241 O.G. Skinner Drive
                           West Point, Georgia 31833
                                 (706) 645-3880

                               ----------------

                                PROXY STATEMENT
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 1999

                               ----------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

   This Proxy Statement and the accompanying Proxy Card are furnished to stockholders of ITC/\DeltaCom, Inc. (the "Company") in connection with the solicitation by the Company's Board of Directors (the "Board of Directors" or the "Board") of proxies to be used at the 1999 annual meeting of stockholders (the "Annual Meeting"), to be held on Thursday, May 13, 1999, at 11:00 a.m., local time, at the New Horizon Community Theatre, 411 West 8th Street, West Point, Georgia, and at any adjournment thereof.

   If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED:

 .  "FOR" PROPOSAL 1 TO ELECT THE BOARD OF DIRECTORS' THREE NOMINEES FOR
   DIRECTOR;

 .  "FOR" PROPOSAL 2 TO APPROVE AN AMENDMENT TO THE COMPANY'S 1997 STOCK
   OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK THAT MAY BE ISSUED THEREUNDER;

 .  "FOR" PROPOSAL 3 TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE
   COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 1999 FISCAL YEAR.

If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in accordance with their best judgment.

   The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. Stockholders may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

   The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its officers, directors or employees, also may solicit proxies personally or by telephone or other means. Such persons will not be specifically compensated for such solicitation activities. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable expenses incurred in that connection.

   The close of business on March 15, 1999 has been fixed by the Board of Directors as the record date (the "Record Date") for determination of stockholders entitled to vote at the Annual Meeting. As of the Record Date, the outstanding voting stock of the Company consisted of 51,553,197 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Each holder of Common Stock is entitled to one vote per share with respect to all matters as to which a vote is taken at the Annual Meeting.

   The Amended and Restated Bylaws of the Company (the "Bylaws") provide that the holders of a majority of the voting rights of the shares of Common Stock present in person or represented by proxy and entitled to vote shall constitute a quorum at the Annual Meeting. Stockholders' votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting.

   Assuming the presence of a quorum at the Annual Meeting, a plurality of the votes cast at the Annual Meeting is required for election of directors and a majority of the votes cast at the Annual Meeting is required to approve an amendment to the Company's 1997 Stock Option Plan and to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants. Unless otherwise required by applicable law or the Company's Certificate of Incorporation or Bylaws, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to decide any other matter submitted to a stockholder vote. The Certificate of Incorporation does not provide for cumulative voting in the election of directors.

   Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the Annual Meeting. As a result, abstentions and broker non-votes will not have any effect on Proposals 1, 2 and 3.

   This Proxy Statement, the Notice of Annual Meeting of Stockholders, the Proxy Card and the Company's Annual Report to Stockholders were first mailed to stockholders on or about April 15, 1999.

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

                             ELECTION OF DIRECTORS

                                  (Proposal 1)

   The Bylaws provide that the Board of Directors shall consist of not fewer than five directors nor more than fifteen directors and that the number of directors, within such limits, shall be determined by resolution of the Board of Directors. The Board of Directors currently consists of nine directors, divided into three classes of directors serving staggered three-year terms. At the Annual Meeting, three directors will be elected, each for a three-year term. The Board of Directors has nominated for director Robert A. Dolson, O. Gene Gabbard and William H. Scott, III to be elected at the Annual Meeting.

   Unless otherwise specified on the Proxy Card, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed Proxy Card for the election as directors of Messrs. Dolson, Gabbard and Scott. The Board of Directors believes that such nominees will stand for election and will serve if elected as directors. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the persons named in the accompanying proxy shall determine in accordance with their best judgment. Pursuant to the Bylaws, directors are elected by plurality vote.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ITS NOMINEES FOR DIRECTORS.

Information as to Nominees and Continuing Directors

   The following table sets forth certain information regarding the Board of Directors' three nominees for election as directors and those directors who will continue to serve as such after the Annual Meeting.

                                 Age at
                                March 31, Director For Term   Position(s) Held
                                  1999    Since(1) to Expire with ITC/\DeltaCom
                                --------- -------- --------- ------------------
Nominees:
Robert A. Dolson(2)............    53       1997     1999    Director
O. Gene Gabbard(2)(3)..........    58       1997     1999    Director
William H. Scott, III(3).......    51       1997     1999    Director

Continuing Directors:
Campbell B. Lanier, III........    48       1997     2000    Chairman, Director
Andrew M. Walker...............    57       1997     2000    Vice Chairman,
                                                              Chief Executive
                                                              Officer, Director
Donald W. Burton...............    55       1997     2001    Director
Malcolm C. Davenport, V........    45       1997     2001    Director
William T. Parr(3).............    62       1997     2001    Director
William B. Timmerman...........    52       1997     2000    Director

--------
(1) ITC/\DeltaCom was incorporated in March 1997.
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee.

   The principal occupations for the past five years of each of the three nominees for director and the six directors whose terms of office will continue after this year's annual meeting are set forth below.

   Campbell B. Lanier, III. Campbell B. Lanier, III, has been Chairman of ITC/\DeltaCom since March 1997. Mr. Lanier has served as Chairman of the Board and Chief Executive Officer of ITC Holding Company, Inc., or its predecessor companies, ("ITC Holding") since its inception in 1985. In addition, Mr. Lanier serves as an officer and director of several ITC Holding subsidiaries. He also is a director of Innotrac (a provider of marketing support services), KNOLOGY Holdings, Inc. ("KNOLOGY") (a broadband telecommunications services company) (formerly known as CyberNet Holding, Inc.), MindSpring Enterprises, Inc. ("MindSpring") (an Internet service provider), Vista Eyecare, Inc. ( formerly known as National Vision Associates, Ltd.) (a full service optical retailer) and K&G Men's Centers ("K&G") (a discount retailer of men's clothing), Vice Chairman of the Board of AvData Systems, Inc. ("AvData") (a company providing data communications networks) and Chairman of the Board of Powertel, Inc., ("Powertel") (a wireless telecommunications services company). He has served as a Managing Director of South Atlantic Private Equity Fund IV, Limited Partnership since 1997.

   Andrew M. Walker. Mr. Walker has been Chief Executive Officer of ITC/\DeltaCom since March 1997 and Vice Chairman of the Board of Directors of ITC/\DeltaCom since April 1998. He served as President and Chief Executive Officer of the managing partner of each of Interstate FiberNet and Gulf States FiberNet from November 1994 until March 1997. Mr. Walker has served as a director of KNOLOGY since July 1996, and he served as Chief Executive Officer and President of KNOLOGY from July 1996 to February 1997. Mr. Walker worked for MCI from 1990 to 1994 as Vice President, Carrier Services. From 1986 to 1990, Mr. Walker served as a Division President for Telecom*USA, Inc. ("Telecom*USA"). Prior to 1986, Mr. Walker held different positions with the Christian Broadcasting Network, M/A-Com and Comsat Laboratories.

   Donald W. Burton. Mr. Burton has been a director of ITC/\DeltaCom since March 1997. He has served as the Managing General Partner of South Atlantic Venture Funds since 1983 and as the General Partner of The Burton Partnership, Limited Partnership since 1979. Since 1981, he has served as President of South
Atlantic Capital Corporation. Mr. Burton serves as director of Powertel, K&G, MTL, Inc. (a bulk transportation service company), the Heritage Group of Mutual Funds and several private companies.

   Malcolm C. Davenport, V. Mr. Davenport has been a director of ITC/\DeltaCom since March 1997. He has operated his own C.P.A. and law practices since 1979 and 1983, respectively. Mr. Davenport has also served as a director of ITC Holding since 1989 and serves as a director of several of its former subsidiaries, including Spintek Gaming Technologies, Inc. (a gaming technology provider) and American Artists Film Corporation (a motion picture production company).

   Robert A. Dolson. Mr. Dolson has been a director of ITC/\DeltaCom since March 1997. He has served as President and Chairman of Continental Water Company (a holding company for regulated water utilities) since 1982 and 1989, respectively. He has served as President and Chairman of National Enterprises, Inc. (the parent company of Continental Water Company) since 1984 and 1989, respectively. He has served as a director of ITC Holding since December 1993.
He also serves as a director of several private companies.

   O. Gene Gabbard. Mr. Gabbard has been a director of ITC/\DeltaCom since March 1997. He has worked independently as an entrepreneur and consultant since February 1993. Mr. Gabbard has served as a director of ITC Holding since 1993 and currently serves as Chairman of the Board of Clear Source, Inc. (a provider of broadband telecommunications services) and as a director of Powertel and MindSpring. From August 1990 through January 1993, he served as Executive Vice President and Chief Financial Officer of MCI. He served in various senior executive capacities, including Chairman of the Board, President and Chief Executive Officer of Telecom*USA, Inc., from December 1988 until Telecom's merger with MCI in August 1990. From July 1984 to December 1988, he was
Chairman and/or President of SouthernNet, Inc. ("SouthernNet"), a long distance telecommunications company which was the predecessor to Telecom*USA. Mr.
Gabbard has served as a Managing Director of South Atlantic Private Equity Fund IV, Limited Partnership since 1997.

   William T. Parr. Mr. Parr has been a director of ITC/\DeltaCom since March 1997. Mr. Parr has served as Vice Chairman of J. Smith Lanier & Co. (an insurance placement company) since 1980. He has served as a director of ITC Holding since 1989. He also serves as a director of AvData, J. Smith Lanier & Co. and Industrial Distribution Group, Inc. (a supplier of maintenance, repair, operating and production products). Mr. Parr previously served as a director of SouthernNet and several subsidiaries of ITC Holding.

   William H. Scott, III. Mr. Scott has been a director of ITC/\DeltaCom since March 1997. Mr. Scott has served as President of ITC Holding since December 1991 and as a director of ITC Holding since May 1989. Mr. Scott is a director of Innotrac, Powertel, AvData, KNOLOGY and MindSpring. From 1989 to 1991, he served as Executive Vice President of ITC Holding.

   William B. Timmerman. Mr. Timmerman has been a director of ITC/\DeltaCom since March 1997. Since 1978 he has served in a variety of management positions at SCANA (a diversified utility company), including Chief Executive Officer, President, Senior Vice President, Executive Vice President and Chief Financial Officer. Mr. Timmerman is also director of SCANA Corporation, Powertel and Liberty Corporation (a life insurance company) and has served as a director of ITC Holding since 1996.

Corporate Governance and Related Matters

   The Board of Directors conducts its business through meetings and through its committees. The Board of Directors acts as a nominating committee for selecting candidates to stand for election as directors. Pursuant to the Bylaws, other candidates may also be nominated by any stockholder, provided such other nomination(s) are submitted in writing and received by the Secretary of the Company at the principal executive offices of the Company not less than sixty days prior to the Annual Meeting or, in the event less than seventy-five days' notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders, received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. No such nominations have been received as of the date hereof in connection with the Annual Meeting.

   The Board of Directors has established an Audit Committee and a Compensation Committee, each of which was appointed in March 1997, when the Company was established. The Audit Committee, among other things, recommends the firm to be appointed as independent accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and internal audit procedures of the Company and reviews the non-audit services to be performed by the independent accountants. The current members of the Audit Committee are Messrs. Dolson and Gabbard. The Compensation Committee reviews and recommends the compensation arrangements for the Company's management and administers the Company's stock option plans. The current members of the Compensation Committee are Messrs. Gabbard, Parr and Scott.

   During the fiscal year ended December 31, 1998, the Board of Directors met ten times. During the same period, the Audit Committee met two times and the Compensation Committee met six times. During the fiscal year ended December 31, 1998, no director attended fewer than 75% of the aggregate of: (1) the total number of all the meetings held by the Board of Directors and (2) the total number of all the meetings held by the committees on which he served.

Directors Compensation

   Directors of the Company who are also employees of the Company receive no directors fees. Non-employee directors receive directors fees of $750 for each Board meeting attended in person, $200 for each Board meeting attended by telephone and $200 for each Board committee meeting attended (whether in person or by telephone conference). In addition, directors are reimbursed for their reasonable out-of-pocket travel expenditures incurred. Directors of the Company are also eligible to receive grants of stock options under the Director Stock Option Plan.

   The Director Stock Option Plan provides for the "formula" grant of options that are not intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code to directors of the Company who are not officers or employees of the Company or any subsidiary of the Company (each an "Eligible Director"). The Director Stock Option Plan authorizes the issuance of up to 481,500 shares of Common Stock pursuant to options granted under the Director Stock Option Plan (subject to anti-dilution adjustments in the event of a stock split, recapitalization or similar transaction). The option exercise price for options granted under the Director Stock Option Plan will be 100% of the fair market value of the shares of Common Stock at the close of business on the date of grant of the option. Under the Director Stock Option Plan, each Eligible Director will be granted an option to purchase 32,100 shares of Common Stock upon such person's initial election or appointment to serve as a director. Options granted will generally become exercisable with respect to 50% of the shares subject to the options on the second anniversary of the date of grant and with respect to 25% of the shares subject to the options on each of the third and fourth anniversaries of the date of grant. The options will expire ten years and 30 days after the date of grant. The Board of Directors may amend or terminate the Director Stock Option Plan with respect to shares of Common Stock as to which options have not been granted.

   At December 31, 1998, stock options to purchase 192,600 shares of Common Stock were outstanding pursuant to the Director Stock Option Plan.

   Other than the compensation described above, none of the directors received any other compensation from the Company in 1998 in connection with their service as directors.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

   The following table sets forth certain information concerning the cash and non-cash compensation paid during the periods indicated to the Chief Executive Officer and the four other most highly compensated executive officers of the Company whose combined salary and bonus exceeded $100,000 during the fiscal years ended December 31, 1998 and 1997 (the "Named Executive Officers").



                                                     Long Term
                                                    Compensation
                                                       Awards
                                       Annual       ------------
                                    Compensation     Securities
Name and Principal                -----------------  Underlying    All Other
Position                  Year(1)  Salary  Bonus(2)  Options(3)  Compensation
------------------        ------- -------- -------- ------------ -------------
Andrew M. Walker.........  1998   $158,308 $101,314    23,302    $18,134.40(4)
Vice Chairman, Chief
 Executive Officer,        1997   $147,063 $ 99,069   401,250    $12,837.67(5)
 Director
Foster O. McDonald.......  1998   $139,880 $ 84,429    13,982     22,059.49(6)
President                  1997   $133,606 $ 69,351   240,750     32,912.23(7)
J. Thomas Mullis.........  1998   $136,225 $ 40,363    11,140      9,210.16(8)
Senior Vice President--    1997   $124,033 $ 35,239   128,400      4,071.41(9)
 General Counsel,
 Secretary
Roger F. Woodward........  1998   $129,519 $ 46,885    10,372    18,482.83(10)
Senior Vice President--    1997   $123,708 $ 11,538   160,500    32,474.35(11)
 Sales, Marketing
 and Customer Support
Steven D. Moses..........  1998   $116,092 $ 68,794    11,392     7,154.62(12)
Senior Vice President--
 Network Services          1997   $103,444 $ 51,722   160,500     6,971.18(13)

--------
(1) Under rules promulgated by the Securities and Exchange Commission (the
    "SEC" or the "Commission"), since ITC/\DeltaCom was not a reporting company during the three immediately preceding fiscal years, only information with respect to the most recently completed two fiscal years is noted in this Summary Compensation Table. Information presented is for the full fiscal year. For the period prior to ITC/\DeltaCom's formation, the Named Executive Officers were compensated by entities that became subsidiaries of ITC/\DeltaCom.
(2) Bonuses paid in fiscal year 1998 by ITC/\DeltaCom were based on both individual and corporate performance during fiscal year 1997 while bonuses paid in fiscal year 1997 were based on both individual and corporate performance during fiscal year 1996.
(3) Excludes options granted by ITC Holding prior to the formation of ITC/\DeltaCom on March 24, 1997. Option totals have been adjusted to reflect ITC/\DeltaCom stock split in September 1998.
(4) Represents $2,394.00 in life insurance premiums paid by ITC/\DeltaCom on behalf of Mr. Walker, $6,400.00 in matching contributions made by ITC/\DeltaCom to the ITC/\DeltaCom, Inc. 401(k) Plan (the "401(k) Plan") on behalf of Mr. Walker, $4,447.97 in travel allowances and an automobile allowance of $4,892.43 paid to Mr. Walker by ITC/\DeltaCom.
(5) Represents $3,287.67 in life insurance premiums paid by ITC/\DeltaCom on behalf of Mr. Walker, $4,750.00 in matching contributions made by ITC/\DeltaCom to the 401(k) Plan on behalf of Mr. Walker, and an automobile allowance of $4,800.00 paid to Mr. Walker by ITC/\DeltaCom.
(6) Represents $546.48 in life insurance premiums paid by ITC/\DeltaCom on behalf of Mr. McDonald, $6,400.00 in matching contributions made by ITC/\DeltaCom on behalf of Mr. McDonald to the 401(k) Plan, $8,512.91 in travel allowances and an automobile allowance of $6,600.10 paid to Mr. McDonald by ITC/\DeltaCom.

(7) Represents $4,653.13 in matching contributions made by ITC/\DeltaCom on behalf of Mr. McDonald to the 401(k) Plan, an automobile allowance of $6,600.00 paid to Mr. McDonald by ITC/\DeltaCom and the reimbursement by ITC/\DeltaCom of $21,659.10 in moving expenses incurred during 1997 by Mr. McDonald.
(8) Represents $2,520.00 in life insurance premiums paid by ITC/\DeltaCom on behalf of Mr. Mullis, $5,714.28 in matching contributions made by ITC/\DeltaCom on behalf of Mr. Mullis to the 401(k) Plan and $975.88 in travel allowances paid to Mr. Mullis by ITC/\DeltaCom.
(9) Represents $4,071.41 in matching contributions made by ITC/\DeltaCom to the 401(k) Plan on behalf of Mr. Mullis.
(10) Represents $995.28 in life insurance premiums paid by ITC/\DeltaCom on behalf of Mr. Woodward, $6,207.67 in matching contributions made by ITC/\DeltaCom on behalf of Mr. Woodward to the 401(k) Plan and $4,679.78 in travel allowances and $6,600.10 in an automobile allowance paid to Mr. Woodward by ITC/\DeltaCom.
(11) Represents an automobile allowance of $6,600.00 paid to Mr. Woodward by ITC/\DeltaCom as well as the reimbursement by ITC/\DeltaCom of $25,874.35 in moving expenses incurred during 1997 by Mr. Woodward.
(12) Represents $633.36 in life insurance premiums paid by ITC/\DeltaCom on behalf of Mr. Moses, $5,000.00 in matching contributions made by ITC/\DeltaCom to the 401(k) Plan on behalf of Mr. Moses, $1,150.76 in travel allowances paid to Mr. Moses by ITC/\DeltaCom and the value of the personal use of a Company vehicle calculated under Internal Revenue
     Service regulations to be $370.50.
(13) Represents $925.18 in life insurance premiums paid by ITC/\DeltaCom on behalf of Mr. Moses, $4,750.00 in matching contributions made by ITC/\DeltaCom to the 401(k) Plan on behalf of Mr. Moses, and the value of the personal use of a Company vehicle calculated under Internal Revenue Service regulations to be $1,296.00.

Option Grants

   The following table sets forth information with respect to grants of stock options to each of the Named Executive Officers during the year ended December 31, 1998.

                                              Individual Grants(1)
                         --------------------------------------------------------------
                                                                                        Potential Realized
                                                                                             Value at
                                     Percentage                                           Assumed Annual
                         Number of    of Total                                            Rates of Stock
                         Securities   Options                                           Price Appreciation
                         Underlying  Granted to                                         for Option Term(2)
                          Options   Employees in Exercise                  Expiration   -------------------
Name                      Granted   Fiscal Year   Price     Grant Date        Date         5%        10%
----                     ---------- ------------ -------- -------------- -------------- --------- ---------
Andrew M. Walker........   23,302       1.8%     $13.6875 March 13, 1998 March 13, 2008 $ 200,688 $ 508,275
Foster O. McDonald......   13,982       1.0       13.6875 March 13, 1998 March 13, 2008  120,420    304,982
J. Thomas Mullis........   11,140       0.9       13.6875 March 13, 1998 March 13, 2008   95,943    242,991
Roger F. Woodward.......   10,372       0.8       13.6875 March 13, 1998 March 13, 2008   89,329    226,239
Steven D. Moses.........   11,392       0.9       13.6875 March 13, 1998 March 13, 2008   98,114    248,488

--------
(1) All options granted to the Named Executive Officers were granted pursuant to the Company's 1997 Stock Option Plan ("1997 Stock Option Plan"). All options are exercisable for shares of Common Stock and all options will become exercisable with respect to one-half of the shares subject to such options on the second anniversary of the date of the grant of the options, with an additional one-quarter becoming exercisable on each of the third and fourth anniversaries of the date of grant of the options.
(2) Based on exercise price.

Aggregate Option Exercises and Fiscal Year-End Values

   The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during fiscal year 1998, the number of securities underlying unexercised options at the end of 1998 and the year-end value of all unexercised in-the-money options held by such individuals.

                                                Number of Unexercised     Value of Unexercised
                                               Options at Fiscal Year-    In-the-Money Options
                           Shares                      End(1)             at Fiscal Year-End(2)
                         Acquired on  Value   ------------------------- -------------------------
                          Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
                         ----------- -------- ----------- ------------- ----------- -------------
Andrew M. Walker........       --    $    --    120,092      523,504    $1,511,658   $6,434,334
Foster O. McDonald......       --         --     38,558      328,022       471,644    4,036,662
J. Thomas Mullis........       --         --     29,378      195,918       359,353    2,366,678
Roger F. Woodward.......       --         --     29,378      214,940       340,605    2,614,754
Steven D. Moses.........   10,000    130,744     83,925      200,077     1,155,977    2,456,907

--------
(1) Includes grants of stock options by ITC/\DeltaCom in fiscal year 1997 of 401,250, 240,750, 128,400, 160,500, and 160,500 to Messrs. Walker,
    McDonald, Mullis, Woodward and Moses, respectively, pursuant to the 1997 Stock Option Plan. Additionally, prior to the corporate reorganization that immediately preceded the Company's initial public offering of Common Stock (the "Reorganization"), Messrs. Walker, McDonald, Mullis, Woodward and Moses were granted options to purchase shares of common stock of ITC Holding under ITC Holding's incentive stock option plan. In connection with the Reorganization, these options were assumed by ITC/\DeltaCom and were converted into options to purchase shares of Common Stock. Upon conversion, Messrs. Walker, McDonald, Mullis, Woodward and Moses received options to purchase 219,044, 111,848, 85,756, 73,446 and 122,110 shares of Common
    Stock, respectively. These options will continue to vest according to the schedule set forth in each Named Executive Officer's respective stock option agreement unless such Named Executive Officer's employment with ITC/\DeltaCom is terminated, in which case options that have not vested at that time will terminate. The Reorganization is discussed in greater detail in "Item 1. Business--History of ITC/\DeltaCom--Reorganization" of the Company's Annual Report on Form 10-K for the year ended December 31, 1998. See page 23 of this Proxy Statement for information on how to obtain a copy of this Form 10-K.
(2) Represents the difference between the exercise price and the closing price of the Common Stock on The Nasdaq National Market at fiscal year-end on December 31, 1998.

Compensation Committee Interlocks and Insider Participation

   The current members of the Compensation Committee are Messrs. Gabbard, Parr and Scott.

   For a description of certain other transactions, see "--Certain
Transactions."

Compensation Committee Report on Executive Compensation

   The Compensation Committee of the Board of Directors has prepared the following report on the Company's policies with respect to the compensation of executive officers for 1998.

   The Board of Directors appointed the Compensation Committee in March 1997. Since that time, decisions on compensation of the Company's executive officers have been made by the Compensation Committee. The Compensation Committee also administers the Company's stock option plans and stock purchase plan. No member of the Compensation Committee is an employee of the Company. During 1998, the Compensation Committee consisted of Messrs. Gabbard, Parr and Scott.

Compensation Policies Toward Executive Officers

   The compensation policies of the Company are designed to:

   (1) attract, motivate and retain experienced and qualified executives,
   (2) increase the overall performance of the Company,
   (3) increase stockholder value, and
   (4) increase the performance of individual executives.

   The Compensation Committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses awarded based on the Company's overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. In addition, it is the policy of the Company to grant stock options to executives upon their commencement of employment with the Company and annually thereafter in order to strengthen the alliance of interest between such executives and the Company's stockholders and to give executives the opportunity to reach the top compensation levels of the competitive market depending on the Company's performance (as reflected in the market price of the Common Stock).

   The following describes in more specific terms the elements of compensation that implement the Compensation Committee's compensation policies, with specific reference to compensation reported for 1998.

   Base Salaries. Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer public companies in the Company's geographic region. Base salaries for executive officers are reviewed annually by the Compensation Committee based upon, among other things, individual performance and responsibilities.

   Annual salary adjustments are recommended by the Chief Executive Officer and President by evaluating the performance of each executive officer after considering new responsibilities and the previous year's performance. The Compensation Committee performs the same review of the Chief Executive Officer's and President's performance. Individual performance ratings take into account such factors as achievement of specific goals that are driven by the Company's strategic plan and attainment of specific individual objectives. The factors affecting base salary levels are not assigned specific weights but are subject to adjustments by the Compensation Committee.

   Bonuses. The Company's annual bonuses to its executive officers are based on both corporate and individual performance, as measured by reference to factors which reflect objective performance criteria over which management generally has the ability to exert some degree of control. These corporate performance factors consist of revenue and earnings targets established in the Company's annual budget. Bonuses for 1996 (paid in 1997) and for 1997 (paid in 1998) are based upon the achievement of such financial and operating factors.

   Stock Options. A third component of executive officers' compensation is the 1997 Stock Option Plan, pursuant to which the Company grants executive officers and other key employees options to purchase shares of Common Stock.

   The Compensation Committee grants stock options to the Company's executives in order to align their interests with the interests of the stockholders. Stock options are considered by the Compensation Committee to be an effective long-term incentive because the executives' gains are linked to increases in the value of the Common Stock, which in turn provides stockholder gains. The Compensation Committee generally grants options to new executive officers and other key employees upon their commencement of employment with the Company and annually thereafter. The options generally are granted at an exercise price equal to the closing market price of the Common Stock at the date of the grant. Options granted to executive officers typically vest over a period of two to four years following the date of grant. The maximum option term is ten years. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for the Company's stockholders through appreciation of stock price. Management of the Company believes that stock options have been helpful in attracting and retaining skilled executive personnel.

   Stock option grants made to executive officers in 1998 reflect significant individual contributions relating to the Company's operations and implementation of the Company's development and growth programs. Certain newly-hired executive officers also received stock option grants at the time of their employment with the Company. During 1998, the Company granted stock options to purchase an aggregate of 1,289,354 shares of Common Stock to 547 employees, including options to purchase an aggregate of 70,188 shares of Common Stock to the Company's five most highly compensated executive officers. The per share option exercise prices of such options ranged from $9.78 to $22.875, which generally equaled the fair market value of a share of Common Stock on the respective dates of grant.

   Other. The Company has adopted a contributory retirement plan (the "401(k) Plan") for all of its employees (including executive officers) age 21 and over with at least one year and 1,000 hours of service to the Company. The 401(k) Plan provides that each participant may contribute up to 15% of his or her salary (not to exceed the annual statutory limit). The Company generally makes matching contributions to each participant's account equal to 100% of the first 2% and 50% of the next 4% of such participant's annual contribution by salary and/or bonus deferral to the 401(k) Plan.

Chief Executive Officer Compensation

   The executive compensation policy described above is applied in setting Mr. Walker's compensation. Mr. Walker generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of annual base salary, annual bonus, and long-term equity-linked compensation. The Compensation Committee's general approach in establishing Mr. Walker's compensation is to be competitive with peer companies, but to have a large percentage of his target compensation based upon the long-term performance of the Company, as reflected in part in the market price of the Common Stock.

   Mr. Walker's compensation for the year ended December 31, 1998 included $158,308 in base salary and a $101,314 cash bonus. Mr. Walker's salary and bonus payments for 1998 were based on, among other factors, the Company's performance and the 1997 compensation of chief executive officers of comparable companies, although his compensation was not linked to any particular group of these companies.

Compensation Deductibility Policy

   Under Section 162(m) of the Internal Revenue Code, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to any of the Company's five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). All of the members of the Compensation Committee qualify as "outside directors." The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to the Company's executive officers.

                                        Respectfully submitted,

                                        Compensation Committee

                                        O. Gene Gabbard
                                        William T. Parr
                                        William H. Scott, III

Comparative Stock Performance

   The following chart sets forth comparative information regarding the Company's cumulative stockholder return on its Common Stock since the Company completed its initial public offering on October 29, 1997 through December 31, 1998. Total stockholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period. The Company's cumulative stockholder return based on an investment of $100 at October 24, 1997, when the Common Stock was first traded on The Nasdaq National Market, at its opening price of $8.25 (giving effect to the two-for-one stock split completed by the Company in September 1998), is compared to the cumulative total return of the Standard & Poor's 500 Stock Index and the Nasdaq Telecommunications Index, comprised of publicly traded companies which are principally in the telecommunications business, during that same period.

                    Comparison of Cumulative Total Returns*
               Among ITC/\DeltaCom, Inc., The S&P 500 Stock Index
                    and The Nasdaq Telecommunications Index

                       [PERFORMANCE CHART APPEARS HERE]

                                  BASE PERIOD
                                 Oct. 24, 1997   Dec. 31, 1997   Dec. 31, 1998
                                 -------------   -------------   -------------
ITC/\ DeltaCom, Inc.                100.00          100.00          184.84
S&P 500 Index                       100.00          104.37          134.20
NASDAQ Telecommunications Index     100.00           96.50           85.52

--------
* $100 invested on October 24, 1997, including reinvestment of dividends. Fiscal year ended December 31, 1998.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Common Stock to file with the SEC initial reports of ownership of the Company's equity securities and to file subsequent reports when there are changes in such ownership. Officers, directors and beneficial owners of more than 10% of the Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

   Based on its review of these reports and on written representations from the reporting persons that no other reports were required, the Company believes that during the fiscal year ended December 31, 1998, the Company's officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements with the exception of one Form 4 each for Campbell B. Lanier, Jr. and Douglas A. Shumate which were filed late.

Certain Transactions

   The Company has adopted a policy requiring that any material transactions between the Company and persons or entities affiliated with officers, directors or principal stockholders of the Company be on terms no less favorable to the Company than reasonably could have been obtained in arm's-length transactions with independent third parties.

   The following is a summary of certain transactions and relationships :

    . between ITC/\DeltaCom and other entities in which ITC Holding holds more than 10% of the equity interests

    . among ITC/\DeltaCom and its directors, executive officers and stockholders and its associated entities.

   In connection with the Reorganization, ITC Holding merged with and into ITC/\DeltaCom.

   ITC/\DeltaCom entered into an arrangement in January 1998 to lease its executive offices in West Point, Georgia from KNOLOGY for approximately $11,000 per month. ITC/\DeltaCom paid KNOLOGY $160,000 in connection with this lease for the year ended December 31, 1998.

   ITC/\DeltaCom, through Interstate FiberNet, Inc. (and formerly through Interstate FiberNet, a Georgia general partnership), sells capacity on its fiber optic network to several former ITC Holding subsidiaries and affiliates, including Powertel and Powertel PCS, Inc., Globe, InterCall, KNOLOGY and MindSpring. Together, these entities paid Interstate FiberNet, Inc., approximately $1.4 million for the year ended December 31, 1998.

   ITC/\DeltaCom, through DeltaCom, provides long distance and carrier switched long distance service to several former ITC Holding subsidiaries and affiliates, including KNOLOGY, InterCall, Interstate Telephone, Valley Telephone, Powertel and MindSpring. Together, these entities paid DeltaCom approximately $9.1 million for the year ended December 31, 1998. DeltaCom also earns commissions by serving as agent for certain interexchange carriers doing business with Powertel, InterCall, Eastern Telecom, Inc. (dba InterQuest) and MindSpring. Under these agreements, DeltaCom contracts with the interexchange carrier and rebills the appropriate access charges plus a margin to Powertel, InterCall and MindSpring. Together, Powertel, InterCall and MindSpring paid DeltaCom commissions totaling approximately $1.6 million for the year ended December 31, 1998.

   ITC/\DeltaCom, through Interstate FiberNet, Inc. (and formerly through InterQuest), provides directory assistance and operator service to Powertel, Interstate Telephone and Valley Telephone. Revenues recorded by ITC/\DeltaCom for these services were approximately $1.2 million for the year ended December 31, 1998.

   ITC/\DeltaCom purchased feature group access and other services from Interstate Telephone, Valley Telephone and InterCall totaling approximately $457,000 for the year ended December 31, 1998.

   InterCall provides conference calling services to ITC/\DeltaCom. ITC/\DeltaCom paid approximately $26,000 for such services for the year ended December 31, 1998.

   ITC Holding, through certain of its subsidiaries, from time to time provides ITC/\DeltaCom (and its subsidiaries) with administrative, staff and air travel services. ITC/\DeltaCom paid $375,000 to ITC Holding and its affiliates for air travel services during the year ended December 31, 1998. ITC/\DeltaCom did not purchase any administrative or staff services during the year ended December 31, 1998.

   ITC/\DeltaCom leases real property from entities controlled by Sidney L. McDonald, a stockholder of DeltaCom's predecessor and the father of Foster McDonald, President of ITC/\DeltaCom. Under the lease agreements, ITC/\DeltaCom paid approximately $164,000 in 1998 and is obligated to pay approximately $155,000 annually from 1999 through 2005. The lease agreements are cancelable by either of the parties with 24 months' notice.

                        APPROVAL OF AN AMENDMENT TO THE
                             1997 STOCK OPTION PLAN
                           TO INCREASE THE NUMBER OF
                             SHARES OF COMMON STOCK
                         THAT MAY BE ISSUED THEREUNDER
                                  (Proposal 2)

   On March 25, 1999, the Board of Directors adopted an amendment to the 1997 Stock Option Plan, subject to stockholder approval at the Annual Meeting, to increase the number of shares of Common Stock that may be issued thereunder to 7,815,000 shares from 4,815,000 shares. At the Annual Meeting, the stockholders of the Company will be asked to consider and vote on the proposed amendment to the 1997 Stock Option Plan. The Board of Directors recommends that the stockholders of the Company adopt Proposal 2. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve Proposal 2.

   The purpose of the 1997 Stock Option Plan is to advance the interests of the Company by providing eligible individuals an opportunity to acquire or increase a proprietary interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and will encourage such eligible individuals to remain in the employ of the Company. The Board of Directors believes that stock options are important to attract and to encourage the continued employment and service of officers and other key employees by facilitating their purchase of a stock interest in the Company and that increasing the aggregate number of stock options available under the 1997 Stock Option Plan will afford the Company additional flexibility in making awards deemed necessary in the future.

   The Board of Directors believes that it is important to increase the number of shares available under the 1997 Stock Option Plan in order to maintain and improve the Company's ability to attract and retain key personnel, and to serve as an incentive to such personnel to make extra efforts to contribute to the success of the Company's operations. The only change proposed by the amendment is an increase in the number of shares of Common Stock that may be issued under the 1997 Stock Option Plan and the amendment does not alter the considerations of the Compensation Committee with respect to grants under the 1997 Stock Option Plan. Because the award of options is completely within the discretion of the Compensation Committee, it is not possible to determine at this time the awards that may be made to officers or other employees.

   The following is a summary description of the 1997 Stock Option Plan, which was originally approved by the stockholders of the Company on October 17, 1997.

Description of the 1997 Stock Option Plan

   Under the 1997 Stock Option Plan, the Company may grant options to purchase up to an aggregate of 4,815,000 shares of Common Stock (subject to adjustment under certain circumstances) to employees of the Company, or other individuals whose participation is determined to be in the best interests of the Company by the Compensation Committee. As of the Record Date, options to purchase 4,535,930 shares of Common Stock were outstanding under the 1997 Stock Option Plan, at exercise prices ranging from $2.24 to $22.88 per share.

   The 1997 Stock Option Plan provides for the grant of options that are intended to qualify as ISOs under Section 422 of the Code to employees of the Company, as well as the grant of non-qualifying options ("NSOs") to officers, directors or key employees of the Company or other individuals whose participation in the 1997 Stock Option Plan is determined to be in the best interest of the Company by the Compensation Committee.

   The 1997 Stock Option Plan is administered by the Compensation Committee. The Compensation Committee selects the optionees and determines the number of shares of Common Stock covered by each option grant and the terms of the option agreement to be executed by the Company and the optionee.

   The option exercise price for ISOs granted under the 1997 Stock Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an ISO granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). The maximum option term is 10 years (or five years in the case of an ISO granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). Options may be exercised at any time after grant, except as otherwise determined by the Compensation Committee and provided in the particular option agreement. Options covering no more than 1,605,000 shares of Common Stock may be granted to an optionee during the term of the 1997 Stock Option Plan. There is also a $100,000 limit on the value of Common Stock (determined at the time of grant) covered by ISOs that first become exercisable by an optionee in any calendar year. No option may be granted more than 10 years after the effective date of the 1997 Stock Option Plan. Options are non-transferable.

   Payment for shares purchased under the 1997 Stock Option Plan may be made either in cash or, if permitted by the particular option agreement, by exchanging shares of Common Stock of the Company with a fair market value equal to the total option exercise price plus cash for any difference. Options may, if permitted by the particular option agreement, be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the optionee, provided that the broker tenders to the Company cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Company may be required to withhold in connection with the exercise of the option.

   If an employee's employment with the Company terminates by reason of death or permanent and total disability, his or her options, to the extent exercisable, may be exercised within three months after such death or disability unless a later date is otherwise provided in the particular option agreement (but not later than the date the option would otherwise expire). If the employee's employment terminates for any reason other than death or disability, options held by such optionee terminate on the date of such termination unless a later date is otherwise provided in the particular option agreement (but not later than the date the option would otherwise expire).

   The Board of Directors at any time may terminate or suspend the 1997 Stock Option Plan. Unless previously terminated, the 1997 Stock Option Plan will terminate automatically on March 24, 2007, the tenth anniversary of the date of adoption of the 1997 Stock Option Plan by the Board of Directors.

Federal Income Tax Consequences

   The grant of an option is not a taxable event for the optionee or the Company.

   Incentive Stock Options. An optionee will not recognize taxable income upon exercise of an ISO (except that the alternative minimum tax may apply), and any gain realized upon a disposition of shares of Common Stock received pursuant to the exercise of an ISO will be taxed as long-term capital gain if the optionee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). The Company will not be entitled to any business expense deduction with respect to the exercise of an ISO, except as discussed below.

   For the exercise of an ISO to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company from the date the option is granted through a date within three months before the date of exercise of the option. In the case of an optionee who is disabled, the three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period requirement for shares of Common Stock received pursuant to the exercise of the option are waived. Options granted to non-employee directors cannot qualify as ISOs.

   If all of the requirements for incentive option treatment are met except for the holding period requirement, the optionee will recognize ordinary income upon the disposition of shares of Common Stock received pursuant to the exercise of an ISO in an amount equal to the excess of the fair market value of the shares of Common

Stock at the time the option was exercised over the exercise price. The balance of the realized gain, if any, will be long- or short-term capital gain, depending upon whether or not the shares of Common Stock were sold more than one year after the option was exercised. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Section 162(m) of the Code as summarized below.

   If an optionee exercises an ISO by tendering shares of Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an ISO and had not satisfied the holding period requirement summarized above). If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise (other than alternative minimum taxable income as noted above) and the tax basis of the shares of Common Stock exchanged would be treated as the substituted basis for the shares of Common Stock received. If the optionee used shares received pursuant to the exercise of an ISO (or another statutory option) as to which the optionee had not satisfied the holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, and the excess of the fair market value of the shares tendered over the optionee's basis in the shares would be taxable.

   Non-Qualified Options. Upon exercising a NSO, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise (except that, if the optionee is subject to certain restrictions imposed by securities laws, the measurement date will be deferred, unless the optionee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). Upon a subsequent sale or exchange of shares of Common Stock acquired pursuant to the exercise of a NSO, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares of Common Stock plus the amount treated as ordinary income at the time the option was exercised).

   If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the optionee recognizes ordinary income. Under Section 162(m) of the Code, if the optionee is one of certain specified executive officers, then, unless certain exceptions apply, the Company is not entitled to deduct compensation with respect to the optionee, including compensation related to the exercise of stock options, to the extent such compensation in the aggregate exceeds $1,000,000 for the taxable year. The options are intended to comply with the exception to Section 162(m) of the Code for "performance-based" compensation.

   If the optionee surrenders shares of Common Stock in payment of part or all of the exercise price for NSOs, no gain or loss will be recognized with respect to the shares of Common Stock surrendered (regardless of whether the shares were acquired pursuant to the exercise of an ISO) and the optionee will be treated as receiving an equivalent number of shares of Common Stock pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares of Common Stock surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. The difference between the aggregate option exercise price and the aggregate fair market value of the shares of Common Stock received pursuant to the exercise of the option will be taxed as ordinary income. The optionee's basis in the additional shares of Common Stock will be equal to the amount included in the optionee's income.

   The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve Proposal 2.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                        RATIFICATION OF THE APPOINTMENT
                OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS
                                  (Proposal 3)

   During the two most recent fiscal years ended December 31, 1998 and 1997, and the interim period subsequent to December 31, 1997, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused Arthur Andersen LLP to make reference in their report to such disagreements if not resolved to their satisfaction.

   Arthur Andersen LLP's report on the financial statements of the Company for the fiscal years ended December 31, 1998 and 1997, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

   Stockholder ratification of Proposal 3 is not required by the Bylaws or otherwise. However, the Board of Directors is submitting Proposal 3 to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify Proposal 3, the Board of Directors will reconsider whether or not to retain Arthur Andersen LLP. Even if Proposal 3 is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accountant at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

   Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve Proposal 3.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

                           STOCK OWNED BY MANAGEMENT

   The following table sets forth certain information regarding beneficial ownership of the Common Stock as of the Record Date by (i) each director and nominee for director of the Company, (ii) each Named Executive Officer and
(iii) all executive officers and directors as a group.

                                                         Amount of
                                                         Beneficial
                                                         Ownership  Percentage
Name of Beneficial Owner                                     (a)(b)  of Class
------------------------                                 ---------- ----------
Donald W. Burton (c)....................................  2,393,654     4.6%
Malcolm C. Davenport, V (d).............................    406,580       *
Robert A. Dolson (e)....................................  4,058,266     7.9
O. Gene Gabbard.........................................    244,224       *
Campbell B. Lanier, III (f).............................  8,239,655    16.0
Foster O. McDonald (g)..................................    646,998     1.3
Steven D. Moses (h).....................................    200,684       *
J. Thomas Mullis........................................    124,443       *
William T. Parr (i).....................................    292,523       *
Sara L. Plunkett........................................    106,300       *
William H. Scott, III (j)...............................  2,216,872     4.3
Douglas A. Shumate (k)..................................    222,119       *
William B. Timmerman (l)................................  4,096,840     7.9
Andrew M. Walker (m)....................................    383,310       *
Roger F. Woodward.......................................    123,214       *
                                                         ----------    ----
All executive officers and directors as a group (15
 persons)............................................... 23,383,248    45.4%

--------
*  Less than one percent.
(a) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Unless otherwise indicated, each stockholder listed has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.
(b) Includes the following shares that the individuals named below have the right to purchase within 60 days from March 15, 1999 pursuant to options:

    Donald W. Burton..................................................    16,050
    Malcolm C. Davenport, V...........................................    39,002
    Robert A. Dolson..................................................    39,002
    O. Gene Gabbard...................................................    48,054
    Campbell B. Lanier, III...........................................   701,778
    Foster O. McDonald................................................   184,392
    Steven D. Moses...................................................   181,322
    J. Thomas Mullis..................................................   113,191
    William T. Parr...................................................    34,411
    Sara L. Plunkett..................................................    97,772
    William H. Scott, III.............................................   711,616
    Douglas A. Shumate................................................   169,639
    William B. Timmerman..............................................    39,002
    Andrew M. Walker..................................................   254,924
    Roger F. Woodward.................................................   109,628
                                                                       ---------
      Total........................................................... 2,739,783
                                                                       =========

(c) Includes 123,838 shares held of record by The Burton Partnership, Limited Partnership, of which Mr. Burton is the sole general partner; 217,296 shares held of record by South Atlantic Venture Fund II, Limited Partnership, of which South Atlantic Venture Partners II, Limited Partnership is the sole general partner, of which Mr. Burton is the managing general partner; 1,125,380 shares held of record by South Atlantic Venture Fund III, Limited Partnership, of which South Atlantic Venture Partners III, Limited Partnership is the sole general partner, of which Mr. Burton is the managing partner; 361,516 shares held of record by South Atlantic Venture Fund IV, L.P., of which Mr. Burton is a general partner; 556,572 shares held of record by South Atlantic Venture Fund IV (QP), L.P., of which Mr. Burton is a general partner. Also includes 9,052 unexercised but vested options held of record by South Atlantic Venture Fund II, Limited Partnership.
(d) Includes 296,622 shares held of record by the Malcolm C. Davenport, V Family Trust, of which Mr. Davenport is co-trustee.
(e) Includes 4,017,264 shares held of record by National Enterprises, Inc., of which Mr. Dolson is President.
(f) Includes 2,412 shares in the aggregate held of record by Mr. C. Lanier, III's wife; 257,674 shares held of record by the Lanier Family Foundation, of which Mr. C. Lanier, III, is co-trustee; and 114,760 shares held of record by the Campbell Lanier, Jr. Irrevocable Life Insurance Trust, of which Mr. C. Lanier, III, is co-trustee.
(g) Includes 351,618 shares held of record by three McDonald family trusts, of which Mr. McDonald is trustee and 228 shares held of record by Mr. McDonald's wife.
(h) Includes 550 shares held of record by Mr. Moses' wife and 8,812 owned jointly with his son.
(i) Includes 2,000 shares held of record by Mr. Parr's wife.
(j) Includes 2,524 shares held of record by Mr. Scott's wife; 458 shares held of record by Mr. Scott's minor daughter; 257,674 shares held of record by the Lanier Family Foundation, of which Mr. Scott is co-trustee; 114,760 shares held by the Campbell Lanier, Jr. Irrevocable Life Insurance Trust, of which Mr. Scott is co-trustee; 809,428 shares held of record by Campbell
    B. Lanier, III Charitable Remainder Trust, of which Mr. Scott is trustee; 47,162 shares held in trust for Mr. Scott's minor daughter, of which Mr. Scott's wife is co-trustee.
(k) Includes 2,422 shares held of record by Mr. Shumate's wife; 10 shares held of record by Mr. Shumate's daughter; and 54 shares held of record by Mr. Shumate's son.
(l) Includes 4,055,838 shares held of record by SCANA Communications Inc., a wholly owned subsidiary of SCANA. Mr. Timmerman is the Chief Executive Officer of SCANA.
(m) Includes 228 shares held of record by Mr. Walker's wife.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

   The following table sets forth information as of March 15, 1999 with respect to the ownership of shares of common stock by each person believed by management to be the beneficial owner of more than five percent of ITC/\DeltaCom's outstanding common stock. The information is based on the most recent Schedule 13D or 13G filed with the SEC on behalf of such persons or other information made available to ITC/\DeltaCom. Except as otherwise indicated, the reporting persons have stated that they possess sole voting and sole dispositive power over the entire number of shares reported.

                                                          Amount of
                                                          Beneficial  Percentage
                Name of Beneficial Owner                 Ownership(a)  of Class
                ------------------------                 ------------ ----------
SCANA Communications, Inc. (b)..........................  4,055,838       7.9%
National Enterprises, Inc. (c)..........................  4,017,264       7.9
J. Smith Lanier (d).....................................  3,813,552       7.4
Robert A. Dolson (e)....................................  4,058,266       7.9
Campbell B. Lanier, III (f).............................  8,239,655      16.0
William B. Timmerman (g)................................  4,096,840       7.9

--------
(a) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days from March 15, 1999. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Unless otherwise indicated, each stockholder listed has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.
(b) Excludes 1,480,771 shares of common stock issuable upon conversion of the 1,480,771 shares of Series A Convertible Preferred Stock held of record by SCANA Communications, Inc. The address of SCANA Communications, Inc. is 440 Knox Abbott Drive, Suite 240, Cayce, SC 29033.
(c) The address of National Enterprises, Inc. is 535 North New Ballas Road, St. Louis, MO 63141.
(d) Includes 648,798 shares held of record by Mr. J. Smith Lanier's wife; 257,674 shares held of record by the Lanier Family Foundation, of which Mr.
    J. Smith Lanier is co-trustee; 114,760 shares held of record by the Campbell Lanier, Jr. Irrevocable Life Insurance Trust, of which Mr. J. Smith Lanier is co-trustee; and 600,000 shares held of record by the J. Smith Lanier Charitable Remainder Trust. Also includes 22,952 shares of common stock that Mr. J. Smith Lanier has the right to purchase within 60 days from March 15, 1999 pursuant to options.
(e) Includes 4,019,264 shares held of record by National Enterprises, Inc., of which Mr. Dolson is President. Also includes 39,002 shares of common stock that Mr. Dolson has the right to purchase within 60 days from March 15, 1999 pursuant to options.
(f) Includes 2,412 shares in the aggregate held of record by Mr. C. Lanier, III's wife; 257,674 shares held of record by the Lanier Family Foundation, of which Mr. C. Lanier, III, is co-trustee; and 114,760 shares held of record by the Campbell Lanier, Jr. Irrevocable Life Insurance Trust, of which Mr. C. Lanier, III, is co-trustee. Also includes 701,778 shares of common stock that Mr. C. Lanier, III, has the right to purchase within 60 days from March 15, 1999 pursuant to options.
(g) Includes 4,055,838 shares held of record by SCANA. Mr. Timmerman is the Chief Executive Officer of SCANA Corporation, SCANA's parent company. Also includes 39,002 shares of common stock that SCANA has the right to purchase within 60 days from March 15, 1999 pursuant to options. Mr. Timmerman is the owner of record for these options.

             SUBMISSION OF STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

   Any proposal or proposals by a stockholder intended to be included in the Company's proxy statement and form of proxy relating to the 2000 annual meeting of stockholders must be received by the Company no later than December 16, 1999, pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2000 annual meeting of stockholders any stockholder proposal which may be omitted from the Company's proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

   The Board of Directors of the Company does not know of any other matters to be presented for a vote at the Annual Meeting. If, however, any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment.

                                        By Order of the Board of Directors

                                        /s/ Campbell B. Lanier, III
                                        ___________________________
                                        Campbell B. Lanier, III
                                        Chairman of the Board of Directors

West Point, Georgia
April 15, 1999

A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1998, accompanies this Proxy Statement. The Company is required to file, and has filed, an Annual Report on Form 10-K for the year ended December 31, 1998, with the SEC, which is available by accessing the SEC's World Wide Web site at http://www.sec.gov. Stockholders may obtain, free of charge, a copy of the Company's Annual Report on Form 10-K by writing to ITC/\DeltaCom, Inc., 1241
O. G. Skinner Drive, West Point, Georgia 31833, Attention: Corporate Secretary. The Company will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee.

                              ITC/\DELTACOM, INC.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 13, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of ITC/\DeltaCom, Inc. (the "Company") hereby appoints Douglas A. Shumate and J. Thomas Mullis, or either of them, with full power of substitution, as proxies to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 1999 annual meeting of stockholders (the "Annual Meeting") to be held on Thursday, May 13, 1999, at 11:00 a.m., local time, at the New Horizon Community Theatre, 411 West 8th Street, West Point, Georgia, and at any adjournment thereof, upon the following matters and any other matter as may properly come before the Annual Meeting or any adjournments thereof.

Proposal 1:   TO ELECT THREE DIRECTORS TO SERVE ON THE BOARD OF DIRECTORS, EACH
----------
FOR A THREE-YEAR TERM AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.


FOR all nominees listed                  WITHHOLD AUTHORITY
(except as marked to the                 to vote for all nominees listed
contrary below)

   [_]                                     [_]


Nominees:        Robert A. Dolson
                 O. Gene Gabbard
                 William H. Scott, III

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

------------------------------------------------------------------------------


Proposal 2:   TO APPROVE AN AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION PLAN
--------
TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK THAT MAY BE ISSUED THEREUNDER.

FOR:     [_]         AGAINST:         [_]           ABSTAIN:      [_]



Proposal 3:   TO RATIFY THE BOARD OF DIRECTORS' APPOINTMENT OF ARTHUR ANDERSEN
----------
LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 1999 FISCAL YEAR.

FOR:     [_]         AGAINST:         [_]           ABSTAIN:      [_]

This proxy, when properly executed, will be voted as directed by the undersigned stockholder and in accordance with the best judgment of the proxies as to other matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3.

The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the Annual Meeting and hereby revokes any proxy or proxies heretofore given. The undersigned stockholder may revoke this proxy at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

If you receive more than one proxy card, please date, sign and return all cards in the accompanying envelope.



                                Dated:
                                       --------------------------------------

                                --------------------------------------------

                                --------------------------------------------
                                (Please date and sign here exactly as name appears at left. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, give full title as such; and when stock has been issued in the name of two or more persons, all should sign.)

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.